UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
November 16, 2009

ROGERS CORPORATION
(Exact name of Registrant as specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	1-4347 (Commission File Number)	06-0513860 (I.R.S. Employer Identification No.)

One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
(Address of Principal Executive Offices and Zip Code)

(860) 774-9605
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 16, 2009, Rogers Corporation (the “Registrant”) entered into Amendment No. 5 (the “Amendment”) to Multicurrency Revolving Credit Agreement (“Credit Agreement”) with RBS Citizens, National Association, formally known as Citizens Bank of Connecticut (the “Bank”).  Pursuant to this Amendment, the total facility under the Credit Agreement was reduced from $100 million to $50 million, by eliminating the 364-day $25 million tranche and reducing the $75 million tranche to $50 million.

In addition, the Amendment modifies the definition of EBITDA by adding back into earnings non-cash stock compensation charges and certain asset impairment charges, thereby relieving certain of the restraints on the Registrant's ability to borrow which were previously contained in the Credit Agreement.

The Credit Agreement, as amended, will expire, and the principal amount of any loans under the revolving credit facility is required to be repaid, on November 12, 2011.  The loans may be prepaid in whole or in part prior to maturity without premium or penalty.

In addition, certain of the Registrant's operating subsidiaries, including Rogers Specialty Materials Corporation, Rogers KF, Inc., Rogers Japan Inc., Rogers Southeast Asia, Inc., Rogers Taiwan, Inc., Rogers Korea, Inc., Rogers Technologies Singapore, Inc., and Rogers Circuit Materials Incorporated, entered into a Guaranty Confirmation Agreement (“Guaranty Confirmation Agreement”), dated as of November 16, 2009, which confirmed their prior guaranty for the obligations of the borrower pursuant to the Credit Agreement in favor of the Bank.

Please note that the representations and warranties of each party set forth in  the  Amendment  as  well  as in the Company's credit agreement (and all amendments  thereto)  heretofore  entered  into and filed with the SEC have been  made  solely  for  the  benefit  of the other party or parties to the respective  agreements,  and should not be relied upon to provide investors with any  other factual or disclosure information regarding the parties or their respective businesses.

The preceding descriptions of the terms of the Amendment and Guaranty Confirmation Agreement are qualified in their entirety by the actual agreements which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 “Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Exhibit No.	Description

10.1	Amendment No. 5 dated to November 1, 2009 to Multicurrency Revolving Credit Agreement with RBS Citizens, National Association, filed herewith.

10.2
Guaranty Confirmation Agreement by certain of the Registrant's operating subsidiaries, including Rogers Specialty Materials Corporation, Rogers KF, Inc., Rogers Japan Inc., Rogers Southeast Asia, Inc., Rogers Taiwan, Inc., Rogers Korea, Inc., Rogers Technologies Singapore, Inc., and Rogers Circuit Materials Incorporated, dated November 16, 2009, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION

	By:	/s/ Dennis M. Loughran
Dennis M. Loughran
Vice President, Finance and Chief Financial Officer

Date: November 20, 2009